Exhibit 10.59

AMENDMENT NO. 1 TO CREDIT AGREEMENT AND WAIVER

This Amendment No. 1 to Credit Agreement and Waiver (“Amendment”) is dated as of February 20, 2019, and effective as of January 31, 2019, by and between PERCEPTRON, INC. (“Borrower”) and CHEMICAL BANK (“Bank”).

Recitals

A.	Borrower and Bank entered into that certain Credit Agreement dated December 4, 2017 (the “Agreement”).
B.	Borrower and Bank desire to amend the Agreement and waive compliance with certain covenants all as set forth below.

The parties agree as follows:

1.Section 8.1(c) of the Agreement is amended to read in its entirety as follows:

“(c)(i) within thirty (30) days after and as of the end of each fiscal quarter of Borrower and (ii) within thirty (30) days after and as of the end of each month in which an Advance is made under the Revolving Credit; Borrower shall provide to Bank a Borrowing Base Certificate, each such Borrowing Base Certificate to be accompanied by (A) a report of the aging of accounts receivable and accounts payable and (B) an inventory report, in each case in form and detail reasonably acceptable to Bank;”

2.Borrower did not comply with Section 8.1(c) of the Agreement for the months ending July 31, 2018, August 31, 2018, October 31, 2018 and November 30, 2018 (the “Covenant Exceptions”).  Bank hereby waives compliance with Section 8.1(c) of the Agreement for the months ending July 31, 2018, August 31, 2018, October 31, 2018 and November 30, 2018 and any Event of Default under the Agreement resulting from the Covenant Exceptions.  This waiver shall not be deemed to amend or alter in any respect the terms and conditions of the Agreement (including without limitation all conditions and requirements for advances and any financial covenants), the Notes or any of the other Loan Documents, or to constitute a waiver or release by the Bank of any right, remedy, Default or Event of Default under the Agreement, the Notes or any of the other Loan Documents, except to the extent specifically set forth above.  Furthermore, this waiver shall not affect in any manner whatsoever any rights or remedies of the Bank with respect to any other non-compliance by the Borrowers, or either of them, with the Agreement or the other Loan Documents whether in the nature of a Default or Event of Default, and whether now in existence or subsequently arising.

3.Borrower hereby represents and warrants that, after giving effect to the amendment and waivers contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within its corporate powers and authorities, have been duly authorized, are not in contravention of law or the terms of its Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the representations and warranties of Borrower as set forth in the Agreement are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof; and (c) no Event of Default, or condition or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, has occurred and is continuing under the Agreement as of the date hereof.

4.Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

5.As a condition of the above amendments, Borrower waives, discharges, and forever releases Bank, and Bank’s employees, officers, directors, attorneys, stockholders and successors and assigns, from and of any and all claims, causes of action, allegations or assertions that Borrower has or may have had at any time up through, and including, the date of this Amendment, against any or all of the foregoing, regardless of whether any such claims, causes of action, allegations or assertions are known to Borrower or whether any such claims, causes of action, allegations or assertions arose as a result of Bank’s actions or omissions in connection with the Agreement, including any amendments, or modifications thereto, or otherwise.

6.This Amendment shall be effective as of the date hereof upon (a) execution by Borrower and Bank of this Amendment, and (b) execution of the Affirmation of Guaranties set forth below.

7.Borrower is responsible for all costs incurred by Bank, including without limit reasonable attorneys’ fees, with regard to the preparation and execution of this Amendment and any documents, instruments or agreements executed in connection herewith.

8.This Amendment may be executed in counterparts, each of which counterpart shall constitute one and the same original.

9.This Amendment is not an agreement to any further or other amendment of the Agreement.

10.Except as modified hereby, all of the terms and conditions of the Agreement shall remain in full force and effect.

[Remainder of Page Intentionally Left Blank]

WITNESS the due execution hereof on the day and year first above written.

CHEMICAL BANK		PERCEPTRON, INC.
By:	/s/ Robert A. Rosati	By:	/s/ David L. Watza
	Robert A. Rosati		David L. Watza
Its:	Senior Vice President	Its:	President, Chief Executive Officer
and Chief Financial Officer

AFFIRMATION OF GUARANTIES

The undersigned, Guarantors under certain Guaranties each dated December 4, 2017 (“Guaranties”) made by the undersigned in favor of Chemical Bank (“Bank”) with respect to the liabilities and obligations of Perceptron, Inc. (“Borrower”) to Bank, (i) affirm their obligations to Bank under their Guaranties and acknowledge that their Guaranties remain in full force and effect in accordance with their terms, subject to no setoff, defense or counterclaim, and (ii) confirm that this Affirmation is not required by the terms of their Guaranties and need not be obtained in connection with any prior or future waivers or amendments or extensions of additional credit to Borrower.

Dated:  February 20, 2019

GUARANTORS:

PERCEPTRON SOFTWARE TECHNOLOGY, INC.

By:	/s/ David L. Watza

Its:	President, Chief Executive Officer
and Chief Financial Officer

PERCEPTRON GLOBAL, INC.

By:	/s/ David L. Watza

Its:	President, Chief Executive Officer
and Chief Financial Officer

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